Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated June 22, 1999, on the consolidated financial statements of Snyder Communications, Inc. and our reports dated August 23, 1999 on the financial statements of SNC and the financial statements of Circle.com, included in Snyder Communications, Inc.'s registration statement on Form S-4 (No. 333-81749), as amended and to all references to our Firm included in this registration statement.



                                                  ARTHUR ANDERSEN LLP


/s/  Arthur Andersen LLP


Vienna Virginia
November 11, 1999